                                                                     EXHIBIT 3.3
                                    Eighth
                     Restated Certificate of Incorporation
                                      of
                              Diversa Corporation

     Diversa Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     First:   The name of the Corporation is Diversa Corporation.  A
Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of Delaware on December 21, 1992. The Corporation was originally incorporated under the name Industrial Genome Sciences, Inc.

     Second: This Restated Certificate of Incorporation which restates, amends and supersedes the Certificate of Incorporation of the Corporation as originally filed and thereafter amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

     Third:   The text of the Certificate of Incorporation of the Corporation is
hereby amended, restated and superseded to read in its entirety as follows:

                                  ARTICLE I.

                                     Name

     The name of the corporation is Diversa Corporation

                                  ARTICLE II.

                                    Purpose

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                 ARTICLE III.

                                 Capital Stock

     1. Authorization, Designation and Amount. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 162,449,323 consisting of 71,276,739 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which 10,501,000 shares shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 24,566,184 shall be designated "Series B Convertible Preferred Stock" (the

                                       1.
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"Series B Preferred Stock"), 844,444 shall be designated "Series C Convertible
Preferred Stock" (the "Series C Preferred Stock"), 24,809,555 shall be designated "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and 5,555,556 shall be designated "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"), and 91,172,584 shares of Common Stock, par value $.001 per share (the "Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Preferred Stock, and the Common Stock shall be as set forth in this Article III, or with respect to any shares as to which the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions have not been set forth in this Article III, the Board of Directors of the Corporation is expressly authorized to the fullest extent permitted by law, at any time and from time to time; to divide the authorized and unissued shares into classes or series, or both, and to provide for the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the shares of the class or series. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding, plus that number of shares reserved for purposes of effecting the conversion of the Series Preferred Stock into Common Stock) by the affirmative vote of the holders of 75% of (i) the issued and outstanding Common Stock (voting together with the holders of Series Preferred Stock in accordance with Sections A.6(a), B.6(a), C.6(a), D.6(a) and E.6(a) hereof), (ii) the issued and outstanding Series Preferred Stock and (iii) any other class or series of capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. Upon the amendment of this article (the "Effective Time"), each ______ shares of the corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into and shall become one (1) share of Common Stock of the corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the fair market value of the corporation's Common Stock as of the Effective Time.

     2. Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Except as provided below with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       2.
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     PART A.   Series A Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series A Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series B and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section A.4 hereof and with respect to redemption, only to the extent provided in Section A.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series A Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series A Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series A Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series A Preferred Stock and each outstanding share of Series B and Series D Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series A Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series A Preferred Stock and (B) any cumulative dividends in accordance with Section A.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series A Preferred Stock, so that all outstanding shares of Series A Preferred Stock will participate ratably with the shares of Common Stock and

                                       3.
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the shares of each other class or series of stock ranking pari passu with or junior to the Series A Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series A Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

               d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series A Preferred Stock will be entitled, pari passu with the Series B and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series A Preferred Original Purchase Price (or such greater amount of dividends as such Series A Preferred Stock would be entitled to if such Series A Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Preferred Stock after the Series A Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series A Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series A Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series A Preferred Conversion Price then in effect in the discretion of the Board of Directors; provided that if the conversion takes place in connection with the Corporation's first Public Offering, then the additional shares will be at the price per share offered to the public in the first Public Offering. Nothing in this Section A.3(d) shall be deemed to limit the rights of the Series A Preferred Stock under Sections A.3(b) and A.3(c) hereof.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series A Preferred Stock shall rank (x) pari passu with the Series B and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section A.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

               b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series B and Series D Preferred Stockholders, an amount per share equal to the Series A Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

                                       4.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section A.4(b) hereof and to pay to the Series B and Series D Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections B.4(b) and D.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

               d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series A Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding and among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders and each class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) junior to the Series A Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof), and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

               e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all

                                       5.
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remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section A.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, the Series A Preferred Stockholders shall be entitled to vote, together with the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series A Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to one vote per

                                       6.
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share for each share of Common Stock (including fractional shares) into which each share of Series A Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b.   Election of Board of Directors.

                    (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section A.6(b) and Sections B.6(b), C.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                    (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                    (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to

                                       7.

receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                    (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any

                                       8.

mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section A.6(c) and Sections B.6(c), C.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series A Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series A Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock so converted equal to the quotient of the Series A Preferred Original Purchase Price divided by the Series A Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series A Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series A Preferred Stock with respect to Series A Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section A.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section A.7(a)(ii)(c) hereof, shall cease and the shares of Series A Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                           (b)  The Corporation shall promptly send by first-
class mail, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                                       9.

                           (c)  Holders of Series A Preferred Stock converted
into shares of Common Stock pursuant to this Section A.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series A Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series A Preferred Stockholder that exercises its right to convert its shares of Series A Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section A.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series A Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series A Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series A Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series A Preferred Stock from the Preferred Certificate so surrendered.

               C.   Issuance of Common Stock on Conversion.

                    (i) If a Series A Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

                                      10.

               (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

          D. Conversion Price; Adjustment. The "Series A Preferred Conversion Price" with respect to the Series A Preferred Stock shall initially be equal to the Series A Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

               (i) If the Corporation shall, at any time or from time to time after the Series A Preferred Original Issuance Date, make a Dilutive Issuance, the Series A Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series A Preferred Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series A Preferred Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section A.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series A Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series A Preferred Conversion Price pursuant to this Section A.7(d)(i), the following provisions shall be applicable:

                    (a) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section A.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (b) In the case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                                      11.

                   (c) In the case of the issuance of (I) options to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                       (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                       (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections A.7(d)(i)(a) and (b) hereof);

                       (3) if there is any decrease in the conversion or exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series A Preferred Conversion Price shall be automatically lowered to reflect such change; and

                       (4) on the expiration of any right or option referred to in Sections A.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section A.7(d)(i)(c)(2) hereof, the Series A Preferred Conversion Price then in effect shall thereupon be readjusted to the Series A Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

              (ii) If the Corporation shall at any time after the Series A Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series A Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common

                                      12.

Stock issuable on conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

               (iii) If, at any time after the Series A Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series A Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (iv) If, at any time after the Series A Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series A Preferred Conversion Price with respect to the Series A Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series A Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series A Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

               (v) All calculations under this Section A.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

               (vi) In any case in which the provisions of this Section A.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section A.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

          e.   Notice of Adjustments.

               (i) Whenever the Series A Preferred Conversion Price shall be adjusted as provided in Section A.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series A Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series A Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt

                                      13.

requested, postage prepaid, to each Series A Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section A.7(e)(ii) hereof.

               (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section A.7(d) hereof, the Corporation shall give notice to each Series A Preferred Stockholder, in the manner set forth in Section A.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section A.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Redemption.

               a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then

                                      14.

outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, the Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. On and after the Redemption Date, all rights of any Series A Preferred Stockholder with respect to the shares of Series A Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series A Preferred Stock shall continue until the Corporation cures such default.

               c. The Requesting Holders shall send their Redemption Notice pursuant to this Section A.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series D Preferred Stockholder if all of the shares of Series A, Series B and Series D Preferred Stock were fully redeemed pursuant to Sections

                                      15.

A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series A Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series A Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series A Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series A Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock being redeemed representing the unredeemed portion of the Series A Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

               d. Notwithstanding anything to the contrary contained in this Section A.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          9.   Miscellaneous.

               a. Shares of Series A Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series A Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

               c. The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART B.   Series B Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series B Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series B Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series A and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section B.4 hereof and with respect to redemption, only to the extent provided in Section B.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A, Series B and Series D Preferred

                                      16.

Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series B Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series B Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series B Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series B Preferred Stock and each outstanding share of the Series A and Series D Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series B Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions previously declared on the Series B Preferred Stock and (B) any cumulative dividends in accordance with Section B.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series B Preferred Stock, so that all outstanding shares of Series B Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series B Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series B Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

               d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series B Preferred Stock will be entitled, pari passu with the Series A and Series D Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series B Preferred Original Purchase Price (or such greater amount of dividends as such Series B Preferred Stock would be entitled to if such Series B Preferred Stock were converted into Common Stock), as adjusted for any combinations or

                                      17.

divisions or similar recapitalizations affecting the Series B Preferred Stock after the Series B Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series D Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series B Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series B Preferred Conversion Price then in effect in the discretion of the Board of Directors; provided that if the conversion takes place in connection with the Corporation's first Public Offering, then the additional shares of Common Stock will be at the price per share offered to the public in the first Public Offering. Nothing in this Section B.3(d) shall be deemed to limit the rights of the Series B Preferred Stock under Sections B.3(b) and B.3(c) hereof.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series B Preferred Stock shall rank (x) pari passu with the Series A and Series D Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section B.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

               b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series B Preferred Stock, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series A and Series D Preferred Stockholders, an amount per share equal to the Series B Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series B Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section B.4(b) hereof and to pay to the Series A and Series D Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections A.4(b) and D.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

               d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to

                                      18.

which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series B Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding, among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, Series B Preferred Stockholders, the Series D Preferred Stockholders, and each class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) junior to the Series B Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof) and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

          e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section B.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

     5.   Merger, Consolidation, etc.

          a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or

                                      19.

consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

          b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

          c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

     6.   Voting.

          a. General. In addition to the rights otherwise provided for herein or by law, the Series B Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series B Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series B Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series B Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

          b.   Election of Board of Directors.

               (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section B.6(b) and Sections A.6(b), C.6(b) and

                                      20.

D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section B.6(b) and Sections A.6(b), C.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

          (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

          (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

     c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

          (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

          (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

          (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                                      21.

          (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

          (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

          (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

          (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

          (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

          (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

          (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

          (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

          (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

                                      22.

In any vote or written consent in lieu of a meeting pursuant to this Section B.6(c) and Sections A.6(c), C.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series B Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series B Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series B Preferred Stock so converted equal to the quotient of the Series B Preferred Original Purchase Price divided by the Series B Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series B Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series B Preferred Stock with respect to Series B Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section B.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section B.7(a)(ii)(c) hereof, shall cease and the shares of Series B Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                          (b)  The Corporation shall promptly send by first-
class mail, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                          (c)  Holders of Series B Preferred Stock converted
into shares of Common Stock pursuant to this Section B.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series B Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series B Preferred Stockholder that exercises its right to convert its shares of Series B Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                                      23.

          (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

          (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section B.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series B Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

          (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series B Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

          (v) Upon conversion of only a portion of the shares of Series B Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series B Preferred Stock from the Preferred Certificate so surrendered.

     c.   Issuance of Common Stock on Conversion.

          (i) If a Series B Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

          (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

     d. Conversion Price; Adjustment. The "Series B Preferred Conversion Price" with respect to the Series B Preferred Stock shall initially be equal to the Series B Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

          (i) If the Corporation shall, at any time or from time to time after the Series B Preferred Original Issuance Date, make a Dilutive Issuance, the Series B Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the

                                      24.

Series B Preferred Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series B Preferred Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section B.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series B Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

For the purposes of any adjustment of the Series B Preferred Conversion Price pursuant to this Section B.7(d)(i), the following provisions shall be applicable:

          (a) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section B.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (b) In the case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

          (c) In the case of the issuance of (I) options to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

              (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections B.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                      25.

                (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections B.7(d)(i)(a) and (b) hereof);

                (3) if there is any decrease in the conversion or exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series B Preferred Conversion Price shall be automatically lowered to reflect such change; and

                (4) on the expiration of any right or option referred to in Sections B.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section B.7(d)(i)(c)(2) hereof, the Series B Preferred Conversion Price then in effect shall thereupon be readjusted to the Series B Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

          (ii) If the Corporation shall at any time after the Series B Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          (iii) If, at any time after the Series B Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series B Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (iv) If, at any time after the Series B Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series B Preferred Conversion Price with respect to the Series B Preferred Stock outstanding after the Extraordinary

                                      26.

Transaction shall be adjusted to provide that the shares of Series B Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series B Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section B.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

               (v) All calculations under this Section B.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

               (vi) In any case in which the provisions of this Section B.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section B.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

          e.   Notice of Adjustments.

               (i) Whenever the Series B Preferred Conversion Price shall be adjusted as provided in Section B.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series B Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series B Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series B Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section B.7(e)(ii) hereof.

               (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section B.7(d) hereof, the Corporation shall give notice to each Series B Preferred Stockholder, in the manner set forth in Section B.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of

                                      27.

such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section B.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

          f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

          g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

          h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

     8.   Redemption.

          a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, the Series B Preferred Original Purchase Price or Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for

                                      28.

each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

          b. On and after the Redemption Date, all rights of any Series B Preferred Stockholder with respect to the shares of Series B Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series B Preferred Stock shall continue until the Corporation cures such default.

          c. The Requesting Holders shall send their Redemption Notice pursuant to this Section B.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series C Preferred Stockholder if all of the Series A, Series B and Series C Preferred Stock were fully redeemed pursuant to Sections A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series B Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series B Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series B Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series B Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock being redeemed representing the unredeemed portion of the Series B Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

          d. Notwithstanding anything to the contrary contained in this Section B.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the

                                      29.

extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          9.   Miscellaneous.

               a. Shares of Series B Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series B Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

               c. The shares of the Series B Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART C.   Series C Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series C Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series C Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) junior to the Series A, Series B and Series D Preferred Stock (but, with respect to Liquidation, only to the extent provided in Sections A.4, B.4, C.4, D.4 and E.4 hereof and with respect to redemption, only to the extent provided in Sections A.8, B.8, C.8 and
D.8 hereof), (y) pari passu with the Series E Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. The Series C Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series C Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series C Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series C and each outstanding share of Series E Preferred Stock, so that all outstanding shares of Series C and Series E Preferred Stock will participate equally with each other ratably per share.

                                      30.

               b. So long as any Series C Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock, unless prior thereto or simultaneously therewith all dividends and distributions previously declared on the Series C Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than (i) on Liquidation, (ii) on the Series A Preferred Stock pursuant to Section A.3(d) hereof, (iii) on the Series B Preferred Stock pursuant to Section B.3(d) hereof, or (iv) on the Series D Preferred Stock pursuant to Section D.3(d) hereof) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series C Preferred Stock, so that all outstanding shares of Series C Preferred Stock will participate ratably with the Common Stock and each other class or series of stock ranking pari passu with or junior to the Series C Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series C Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series C Preferred Stock shall rank (x) junior to the Series A, Series B and Series D Preferred Stock (but only to the extent provided in this Section C.4), (y) pari passu with the Series E Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation.

               b. Subject to the holders of Series A Preferred Stock set forth in Section A.4 hereof, the holders of Series B Preferred Stock set forth in Section B.4 hereof and the holders of Series D Preferred Stock set forth in Section D.4 hereof, in the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series E Stockholders, an amount per share equal to the Series C Preferred Liquidation Preference divided by the number of outstanding shares of Series C Preferred Stock whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

                                      31.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series C Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section C.4(b) hereof and to pay the Series E Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Section E.4(b) hereof, then the Series C and Series E Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series C or Series E Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections C.4(b) and E.4(b) hereof.

               d. In the event of any Liquidation, the Series C Preferred Stock shall not be entitled to receive any payment of cash or distribution of property other than as expressly provided in this Section C.4.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, the Series C Preferred Stockholders shall be entitled to vote, together with the Series A

                                      32.

Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series C Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series C Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series C Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b.   Election of Board of Directors.

                    (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section C.6(b) and Sections A.6(b), B.6(b) and D.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                    (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                    (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii)
hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

                                      33.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                                      34.

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                    (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section C.6(c) and Sections A.6(c), B.6(c), D.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series C Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series C Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series C Preferred Stock so converted equal to the quotient of the Series C Preferred Original Purchase Price divided by the Series C Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series C Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series C Preferred Stock with respect to Series C Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section C.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section C.7(a)(ii)(c) hereof, shall cease and the shares of Series C Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                                      35.

                          (b) The Corporation shall promptly send by first-class
mail, postage prepaid, to each Series C Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                          (c) Holders of Series C Preferred Stock converted into
shares of Common Stock pursuant to this Section C.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series C Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series C Preferred Stockholder that exercises its right to convert its shares of Series C Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section C.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series C Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series C Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series C Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series C Preferred Stock from the Preferred Certificate so surrendered.

                                      36.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series C Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               d. Conversion Price; Adjustment. The "Series C Preferred Conversion Price" with respect to the Series C Preferred Stock shall initially be equal to the Series C Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall at any time after the Series C Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series C Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (ii) If, at any time after the Series C Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series C Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iii) If, at any time after the Series C Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series C Preferred Conversion Price with respect to the Series C Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series C Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series C Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section C.7(d)(iii) shall similarly apply to successive Extraordinary Transactions.

                                      37.

               (iv) All calculations under this Section C.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

               (v) In any case in which the provisions of this Section C.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section C.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

          e.   Notice of Adjustments.

               (i) Whenever the Series C Preferred Conversion Price shall be adjusted as provided in Section C.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series C Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series C Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series C Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section C.7(e)(ii) hereof.

               (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii) or (iii) of Section C.7(d) hereof, the Corporation shall give notice to each Series C Preferred Stockholder, in the manner set forth in Section C.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series C Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section C.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

          f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or

                                      38.

delivery of shares of capital stock of the Corporation upon conversion of any shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Redemption.

               a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. On and after the Redemption Date, all rights of any Series C Preferred Stockholder with respect to the shares of Series C Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the

                                      39.

Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series C Preferred Stock shall continue until the Corporation cures such default.

               c. The Requesting Holders shall send their Redemption Notice pursuant to this Section C.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series C Preferred Stock entitled to redemption for any reason, the redemption of the Series C Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series C Preferred Stockholder if all of the shares of the Series C Preferred Stock were fully redeemed pursuant to Section C.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series C Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series C Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series C Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series C Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock being redeemed representing the unredeemed portion of the Series C Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

               d. Notwithstanding anything to the contrary contained in this Section C.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

                                      40.

          9.   Miscellaneous.

               a. Shares of Series C Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series C Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

               c. The shares of the Series C Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART D.   Series D Convertible Preferred Stock.

          1. Terms. The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series D Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series D Preferred Stock shall rank, as to dividends and upon redemption and Liquidation, (x) pari passu with the Series A and Series B Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section D.4 hereof and with respect to redemption, only to the extent provided in Section D.8 hereof), and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking of the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock, as otherwise approved by the affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together. The Series D Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series D Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series D Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series D Preferred Stock and each outstanding share of Series A and Series B Preferred Stock, so that all outstanding shares of Series A, Series B and Series D Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series D Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock, unless prior thereto or simultaneously therewith (A) all dividends and distributions

                                      41.

previously declared on the Series D Preferred Stock and (B) any cumulative dividends in accordance with Section D.3(d) hereof shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than on Liquidation) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series D Preferred Stock, so that all outstanding shares of Series D Preferred Stock will participate ratably with the shares of Common Stock and the shares of each other class or series of stock ranking pari passu with or junior to the Series D Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series D Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

               d. From and after the Series A Preferred Fifth Anniversary Date and until the date of the consummation of the Corporation's first Public Offering, the Series D Preferred Stock will be entitled, pari passu with the Series A and Series B Preferred Stock, to dividends, to be paid quarterly, in cash or in kind at the discretion of the Board of Directors, at an annual rate of five percent (5%) of the Series D Preferred Original Purchase Price (or such greater amount of dividends as such Series D Preferred Stock would be entitled to if such Series D Preferred Stock were converted into Common Stock), as adjusted for any combinations or divisions or similar recapitalizations affecting the Series D Preferred Stock after the Series D Preferred Original Issuance Date, payable on the first day of January, April, July and October (and any dividends payable to holders of Series D Preferred Stock which are not paid shall be cumulative). Upon conversion of any Series D Preferred Stock, all accrued but unpaid cumulative dividends and any declared but unpaid dividends shall be paid in cash, or in additional shares of Common Stock at the Series D Preferred Conversion Price then in effect in the discretion of the Board of Directors; provided that if the conversion takes place in connection with the Corporation's first Public Offering, then the additional shares of Common Stock will be at the price per share offered to the public in the first Public Offering. Nothing in this Section D.3(d) shall be deemed to limit the rights of the Series D Preferred Stock under Sections D.3(b) and D.3(c) hereof.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series D Preferred Stock shall rank (x) pari passu with the Series A and Series B Preferred Stock, (y) senior and prior to the Series C Preferred Stock and Series E Preferred Stock (but only to the extent provided in this Section D.4) and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation, except in the case of a change in the relative ranking upon Liquidation of the Series A, Series B and Series D Preferred Stock, as otherwise approved by the

                                      42.

affirmative vote or consent of the holders of 75% of the issued and outstanding shares of Series A, Series B and Series D Preferred Stock voting together.

               b. In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Series C Preferred Stockholders, Series E Preferred Stockholders or the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series D Preferred Stock, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series A and Series B Preferred Stockholders, an amount per share equal to the Series D Preferred Original Purchase Price whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series D Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section D.4(b) hereof and to pay to the Series A and Series B Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Sections A.4(b) and B.4(b) hereof, then the Series A, Series B and Series D Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A, Series B or Series D Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof.

               d. In the event of any Liquidation, after payment shall have been made to (i) the Series A, Series B and Series D Preferred Stockholders of the full amount to which they shall be entitled pursuant to Sections A.4(b), B.4(b) and D.4(b) hereof, respectively, and (ii) the Series C and Series E Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section C.4(b) and E.4(b) hereof, respectively, with respect to each other class or series of capital stock (other than the Series C Preferred Stock, Series E Preferred Stock and the Common Stock) ranking on Liquidation junior to such Series D Preferred Stock (in descending order of seniority), the Series A, Series B and Series D Preferred Stockholders, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock, which amount shall be distributed ratably among the Series A Preferred Stockholders in an equal amount per share of the Series A Preferred Stock then outstanding and among the Series B Preferred Stockholders in an equal amount per share of the Series B Preferred Stock then outstanding and among the Series D Preferred Stockholders in an equal amount per share of the Series D Preferred Stock then outstanding. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series D Preferred Stockholders and each class or series of capital stock (other than the Series C Preferred Stock, and Series E Preferred Stock and the Common Stock) junior to the Series D Preferred Stock the full amounts to which they shall be entitled pursuant to the immediately preceding sentence, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably with each such other class or series of capital stock in any distribution of assets according to the respective preferential amounts fixed for the Series

                                      43.

A Preferred Stock (pursuant to Section A.4(b) hereof), the Series B Preferred Stock (pursuant to Section B.4(b) hereof) and the Series D Preferred Stock (pursuant to Section D.4(b) hereof), and each such junior class or series of capital stock (pursuant to the applicable terms thereof), which would be payable in respect of the shares held by them upon such distribution if all such preferential amounts payable on or with respect to such shares were paid in full.

               e. In the event of any Liquidation, after payment shall have been made to the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, Series D Preferred Stockholders and the Series E Preferred Stockholders of the full amount to which they shall be entitled as aforesaid, and after payment shall have made of the respective preferential amounts of all other classes and series of capital stock ranking senior to the Common Stock, the Series A, Series B and Series D Preferred Stockholders shall be entitled to share ratably (calculated with respect to such Series A, Series B and Series D Preferred Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid pursuant to this Section D.4(e) upon any such Liquidation, each share of Series A, Series B and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance

                                      44.

with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, the Series D Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series D Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b.   Election of Board of Directors.

                    (i) In addition to the rights specified in Sections A.6(a), B.6(a), C.6(a) and D.6(a) hereof, the holders of a majority in voting power of the Series A, Series B, Series C and Series D Preferred Stock, voting together as a separate class or in such other manner as the holders of the Series A, Series B, Series C and Series D Preferred Stock shall agree among themselves in the Stockholders' Agreement, shall have the exclusive right to elect to the Board of Directors of the Corporation that number of directors which shall be equal to a majority of the total number of directors on the Board of Directors at any given time. In any election of Preferred Directors pursuant to this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b), each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded up to the nearest one-tenth of a share. The voting rights of the Series A, Series B, Series C and Series D Preferred Stockholders contained in this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b) may be exercised at a special meeting of the Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the Stockholders of the Corporation, or by written consent of the holders of Series Preferred Stock in lieu of a meeting. The Preferred Directors elected pursuant to this Section D.6(b) and Sections A.6(b), B.6(b) and C.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

                    (ii) Notwithstanding anything to the contrary contained in Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof, if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, the Series A, Series B, Series C and Series D Preferred Stockholders, voting together as a separate class, shall have the right to elect all of the members of the Board of Directors of the Corporation.

                                      45.

                    (iii) A vacancy in the directorships to be elected pursuant to Sections A.6(b)(i)-(ii), B.6(b)(i)-(ii), C.6(b)(i)-(ii) and D.6(b)(i)-(ii) hereof (including any vacancy created on account of an increase in the number of directors on the Board of Directors) may be filled only by vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of a meeting in accordance with Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof or, with respect to a Preferred Director, as provided for in the Stockholders' Agreement.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                                      46.

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                    (xi) amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section D.6(c) and Sections A.6(c), B.6(c), C.6(c) and E.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series D Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series D Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series D Preferred Stock so converted equal to the quotient of the Series D Preferred Original Purchase Price divided by the Series D Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii)      (a)    Any Series D Preferred Stock that remains
unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of

                                      47.

Series D Preferred Stock with respect to Series D Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section D.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section D.7(a)(ii)(c) hereof, shall cease and the shares of Series D Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                              (b)    The Corporation shall promptly send by
first-class mail, postage prepaid, to each Series D Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                              (c)    Holders of Series D Preferred Stock
converted into shares of Common Stock pursuant to this Section D.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series D Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series D Preferred Stockholder that exercises its right to convert its shares of Series D Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section D.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series D Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open;

                                      48.

provided, that the Series D Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series D Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series D Preferred Stock from the Preferred Certificate so surrendered.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series D Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               d. Conversion Price; Adjustment. The "Series D Preferred Conversion Price" with respect to the Series D Preferred Stock shall initially be equal to the Series D Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall, at any time or from time to time after the Series D Preferred Original Issuance Date, make a Dilutive Issuance, the Series D Preferred Conversion Price in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price (calculated to the nearest cent) determined by multiplying the Series D Preferred Conversion Price by a fraction, (A) the numerator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation in such Dilutive Issuance so issued would purchase at the Series D Preferred Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock so issued in such Dilutive Issuance; provided that, for the purpose of this Section D.7(d)(i), all shares of Common Stock issuable upon exercise or conversion of options or convertible securities outstanding immediately prior to such issuance (other than any additional shares of Common Stock issuable with respect to shares of Series Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of Common Stock or convertible securities, solely as a result of either (x) the Dilutive Issuance or (y) the adjustment of the Series D Preferred Conversion Price (or other conversion ratios applicable to other Series Preferred Stock and otherwise) resulting from the Dilutive Issuance) shall be deemed to be outstanding.

                                      49.

For the purposes of any adjustment of the Series D Preferred Conversion Price pursuant to this Section D.7(d)(i), the following provisions shall be applicable:

                              (a)    In the case of the issuance of Common Stock
in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Corporation as provided in Section D.7(d)(i)(b) hereof, less any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (b)    In the case of the issuance of Common Stock
for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

                              (c)    In the case of the issuance of (I) options
to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                     (1)     the aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections D.7(d)(i)(a) and (b) hereof, if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                     (2)     the aggregate maximum number of
shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in Sections D.7(d)(i)(a) and (b) hereof);

                                     (3)     if there is any decrease in the
conversion or exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), the Series D Preferred Conversion Price shall be automatically lowered to reflect such change; and

                                      50.

                           (4) on the expiration of any right or option referred
to in Sections D.7(d)(i)(c)(1) or (2) hereof or on the termination of any right to convert or exchange any convertible or exchangeable securities referred to in Section D.7(d)(i)(c)(2) hereof, the Series D Preferred Conversion Price then in effect shall thereupon be readjusted to the Series D Preferred Conversion Price as would have been in effect had the adjustment made upon the granting or issuance of such rights or options or convertible or exchangeable securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such convertible or exchangeable securities.

                    (ii) If the Corporation shall at any time after the Series D Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series D Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (iii) If, at any time after the Series D Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series D Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iv) If, at any time after the Series D Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series D Preferred Conversion Price with respect to the Series D Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series D Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series D Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section D.7(d)(iv) shall similarly apply to successive Extraordinary Transactions.

                    (v) All calculations under this Section D.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                    (vi) In any case in which the provisions of this Section D.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of

                                      51.

the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section D.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               e.   Notice of Adjustments.

                    (i) Whenever the Series D Preferred Conversion Price shall be adjusted as provided in Section D.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series D Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series D Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series D Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section D.7(e)(ii) hereof.

                    (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii), (iii) or (iv) of Section D.7(d) hereof, the Corporation shall give notice to each Series D Preferred Stockholder, in the manner set forth in Section D.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series D Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section D.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series D Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series D Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common

                                      52.

Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Redemption.

               a. On and after the Series B Preferred Fifth Anniversary Date or at any time if an Event of Noncompliance is declared in accordance with the Stockholders' Agreement, at the written request of the holders of shares representing not less than 75% of the combined voting power of the Series A, Series B, Series C and Series D Preferred Stock then outstanding, voting together as a single class, made, from time to time, at any date on or after the Series B Preferred Fifth Anniversary Date or upon the declaration of an Event of Noncompliance, the Corporation shall redeem (unless otherwise prevented by law) all of the shares of Series A, Series B and Series D Preferred Stock, at a redemption price per share for each such series of Series Preferred Stock equal to (i) the Series A Preferred Original Purchase Price, the Series B Preferred Original Purchase Price or the Series D Preferred Original Purchase Price, as applicable, plus (ii) an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereof, and, then, all of the shares of Series C Preferred Stock, at a redemption price per share for such Series C Preferred Stock equal to (i) the Series C Preferred Original Purchase Price plus (ii) an amount equal to any accrued but unpaid dividends thereon and any declared but unpaid dividends thereon. For purposes of determining whether the requisite 75% of the holders of Series A, Series B, Series C and Series D Preferred Stock are participating in the Redemption Notice, each share of issued and outstanding Series A, Series B, Series C and Series D Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A, Series B, Series C and Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. On and after the Redemption Date, all rights of any Series D Preferred Stockholder with respect to the shares of Series D Preferred Stock redeemed on that Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares, on the condition that the Corporation pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment; provided, however, that if the Corporation defaults in the payment of the Redemption Payment, the rights of the holder with respect to such shares of Series D Preferred Stock shall continue until the Corporation cures such default.

               c. The Requesting Holders shall send their Redemption Notice pursuant to this Section D.8 by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the

                                      53.

Corporation. The Corporation shall fix a date for redemption which shall not be more than 60 days after the receipt of Redemption Notices from the Requesting Holders. Not less than 45 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A, Series B, Series C and Series D Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, notifying such holder of the redemption to be effected, the Redemption Date fixed, the Redemption Payment, the place at which payment may be obtained and the date on which such holder's conversion rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed. In the event of only a partial redemption of the outstanding shares of the Series A, Series B and Series D Preferred Stock entitled to redemption for any reason, the redemption of the Series A, Series B and Series D Preferred Stock shall be pro rata based upon the total amount that would be paid by the Corporation to each Series A, Series B and Series D Preferred Stockholder if all of the shares of Series A, Series B and Series D Preferred Stock were fully redeemed pursuant to Sections A.8(a), B.8(a) and D.8(a) hereof. At any time on or after the Redemption Date, the holders of the Series D Preferred Stock shall be entitled to receive the Redemption Payment for each of the shares of Series D Preferred Stock held by such holder which are to be redeemed by the Corporation upon actual delivery to the Corporation or its transfer agent of the certificate(s) representing the shares to be redeemed. Upon redemption of only a portion of the number of shares covered by a Series D Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series D Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of Series D Preferred Stock being redeemed representing the unredeemed portion of the Series D Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

               d. Notwithstanding anything to the contrary contained in this Section D.8, the Corporation shall not be obligated to acquire any shares on any Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Corporation, provided that the Corporation shall use all legally permissible methods in the reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

          9.   Miscellaneous.

               a. Shares of Series D Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               b. Redeemed shares of Series D Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Corporation shall be reduced.

                                      54.

               c. The shares of the Series D Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART E.   Series E Convertible Preferred Stock.

          1.   Terms.   The number of shares, powers, terms, conditions,
designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series E Preferred Stock shall be as set forth herein.

          2. Ranking. The Corporation's Series E Preferred Stock shall rank, as to dividends and upon Liquidation, (x) junior to the Series A, Series B and Series D Preferred Stock (but, with respect to Liquidation, only to the extent provided in Section A.4, B.4, C.4, D.4 and E.4 hereof), (y) pari passu with the Section C Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. The Series E Preferred Stock shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:

          3.   Dividends.

               a. Dividends are payable on the Series E Preferred Stock, when, as and if declared by the Board of Directors. Whenever any dividend or other distribution is declared on any shares of Series E Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution at the same percentage rate and in the same form on each other outstanding share of Series E and each outstanding share of the Series C Preferred Stock, so that all outstanding shares of Series E and Series C Preferred Stock will participate equally with each other ratably per share.

               b. So long as any Series E Preferred Stock is outstanding the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on shares of its Common Stock or any other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock, unless prior thereto or simultaneously therewith all dividends and distributions previously declared on the Series E Preferred Stock shall have been paid or the Corporation shall have irrevocably deposited or set aside cash or United States Obligations sufficient for the payment thereof.

               c. If the Board of Directors declares dividends or other distributions (other than (i) on Liquidation, (ii) on the Series A Preferred Stock pursuant to Section A.3(d) hereof, (iii) on the Series B Preferred Stock pursuant to Section B.3(d) hereof, or (iv) on the Series D Preferred Stock pursuant to Section D.3(d) hereof) on the Common Stock or any other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock in cash, property or securities (excluding Common Stock) of the Corporation (or subscription or other rights to purchase or acquire securities (excluding Common Stock) of the Corporation), the Board of Directors shall simultaneously declare a dividend or distribution on the same terms, at the same or equivalent rate, and in the same form on each share of Series E Preferred Stock, so

                                      55.

that all outstanding shares of Series E Preferred Stock will participate ratably with the Common Stock and each other class or series of stock ranking pari passu with or junior to the Series E Preferred Stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Series E Preferred Stock and any other applicable class or series of convertible securities shall be deemed to be that number of shares of Common Stock into which such share is then convertible, rounded to the nearest one-tenth of a share.

          4.   Rights on Liquidation, Dissolution, Winding-Up.

               a. With respect to rights on Liquidation, the Series E Preferred Stock shall rank (x) junior to the Series A, Series B and Series D Preferred Stock (but only to the extent provided in this Section E.4), (y) pari passu with the Series C Preferred Stock and (z) senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation.

               b. Subject to the rights of the holders of Series A Preferred Stock set forth in Section A.4 hereof, the holders of Series B Preferred Stock set forth in Section B.4 hereof, the holders of Series C Preferred Stock set forth in Section C.4 hereof and the holders of Series D Preferred Stock set forth in Section D.4 hereof, in the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the Common Stockholders or any other class or series of stock ranking on Liquidation junior to the Series E Preferred Stock, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, pari passu with the rights of the Series C Stockholders, an amount per share equal to the Series E Preferred Liquidation Preference whether from capital, surplus or earnings, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon.

               c. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series E Preferred Stockholders the full amounts to which each of them shall be entitled pursuant to Section E.4(b) hereof and to pay the Series C Preferred Stockholders the full amount to which each of them shall be entitled pursuant to Section C.4(b) hereof, then the Series E and Series C Preferred Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series E or Series C Preferred Stock, as the case may be, held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Sections E.4(b) and C.4(b) hereof.

               d. In the event of any Liquidation, the Series E Preferred Stock shall not be entitled to receive any payment of cash or distribution of property other than as expressly provided in this Section E.4.

          5.   Merger, Consolidation, etc.

               a. In the event the Corporation intends to sell, lease or otherwise dispose of all or substantially all of the assets of the Corporation, effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is

                                      56.

transferred (other than in connection with a Public Offering), or merge or consolidate with or into any other corporation, corporations or other entity or entities (other than a merger or consolidation in which the Series Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series Preferred Stock and in which the stockholders of the Corporation immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then the Corporation shall give written notice to each Series Preferred Stockholder no less than 20 days prior to the closing of any such transaction notifying the Series Preferred Stockholders of the terms and timing of the closing of such transaction and of the rights of the Series Preferred Stockholders under Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof.

               b. Upon the affirmative vote of the holders of not less than 75% in voting power of all of the shares of Series Preferred Stock then outstanding, voting together as a separate class, made prior to the consummation of such transaction, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Series Preferred Stock and the Common Stock according to the provisions of Sections A.4, B.4, C.4, D.4 and E.4 hereof as if such transaction were a Liquidation.

               c. The voting rights of the holders of Series Preferred Stock contained in Sections A.5(b), B.5(b), C.5(b), D.5(b) and E.5(b) hereof may be exercised at a special meeting of the holders of Series Preferred Stockholders called as provided in accordance with the By-laws of the Corporation or by written consent of the holders of Series Preferred Stock in lieu of a meeting.

          6.   Voting.

               a. General. In addition to the rights otherwise provided for herein or by law, except as provided in Section E.6(b) hereof, the Series E Preferred Stockholders shall be entitled to vote, together with the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders, the Series E Preferred Stockholders and the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as the Common Stockholders, except as otherwise required by the General Corporation Law. In any such vote, and in any vote or action of the Series E Preferred Stockholders voting together as a separate class or with the other holders of Series Preferred Stock as a separate class, each share of issued and outstanding Series E Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series E Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

               b. Election of Board of Directors. The Series E Preferred Stockholders shall not have any right to vote for the election of members to the Board of Directors of the Corporation.

               c. Protective Provisions. So long as any Series Preferred Stock is outstanding, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of shares representing at

                                      57.

least 75% of the combined voting power of the issued and outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class:

                    (i) except for "Excluded Stock", authorize, issue or agree to authorize or issue any shares of capital stock of the Corporation, any right, warrant, or option to receive any capital stock, or any security convertible into or exchangeable for capital stock or any capitalized lease with any equity feature with respect to the capital stock of the Corporation;

                    (ii) change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series Preferred Stock then outstanding;

                    (iii) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Series Preferred Stock;

                    (iv) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its subsidiaries;

                    (v) declare or pay any dividend (other than as required by Section A.3(d) hereof in respect of the Series A Preferred Stock, by Section B.3(d) hereof in respect of the Series B Preferred Stock and by Section D.3(d) hereof in respect of the Series D Preferred Stock) or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of its capital stock other than the Series Preferred Stock;

                    (vi) merge or consolidate with or into, or permit any subsidiary of the Corporation to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred (other than in connection with a Public Offering);

                    (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial Liquidation or distribution or transaction in the nature of a partial Liquidation or distribution;

                    (viii) increase the number of shares of any series of Preferred Stock of the Corporation authorized to be issued;

                    (ix) reclassify any shares of the Corporation's capital stock as shares ranking senior to or on parity with the Series Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation;

                    (x) amend, alter or repeal any provision of the Certificate of Incorporation of the Corporation;

                                      58.
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                    (xi)  amend, alter or repeal any provisions of the By-laws of the Corporation so as to adversely affect the rights of the holders of the Series Preferred Stock; or

                    (xii) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock, except (a) pursuant to Sections A.8, B.8, C.8 and D.8 hereof, and (b) pursuant to any agreement approved by the Board of Directors with an officer, director, employee or consultant providing for the repurchase of any capital stock of the Corporation owned by such officer, director, employee or consultant at the option of the Corporation, which is either (A) set forth on Schedule 4.10 of the Series B Stock Purchase Agreement, or (B) issued pursuant to the Option Plan, as amended prior to May 13, 1996, the 1997 Equity Incentive Plan, or any other stock option plan of the Corporation or one or more amendments to the Option Plan, from and after May 13, 1996, approved by the Board of Directors and by the holders of 75% of the then issued and outstanding Series Preferred Stock, voting together as a separate class.

In any vote or written consent in lieu of a meeting pursuant to this Section E.6(c) and Sections A.6(c), B.6(c), C.6(c) and D.6(c) hereof, each share of issued and outstanding Series Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share is then convertible, rounded to the nearest one-tenth of a share.

          7.   Conversion.

               a.   Right to Convert.

                    (i) Any Series E Preferred Stockholder shall have the right, at any time or from time to time, prior to the Closing Date to convert any or all of its shares of Series E Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series E Preferred Stock so converted equal to the quotient of the Series E Preferred Original Purchase Price divided by the Series E Preferred Conversion Price (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                    (ii) (a) Any Series E Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Series E Preferred Stock with respect to Series E Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section E.7(a)(ii)(a) and any accrued but unpaid dividends and any declared but unpaid dividends as in accordance with Section E.7(a)(ii)(c) hereof, shall cease and the shares of Series E Preferred Stock shall no longer be deemed to be outstanding, whether or not the Corporation has received the certificates representing such shares.

                          (b) The Corporation shall promptly send by first-class
mail, postage prepaid, to each Series E Preferred Stockholder at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation

                                      59.
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under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

                          (c) Holders of Series E Preferred Stock converted into
shares of Common Stock pursuant to this Section E.7 shall be entitled to payment of any accrued but unpaid cumulative dividend and any declared but unpaid dividends payable with respect to such shares of Series E Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

               b.   Mechanics of Conversion.

                    (i) Any Series E Preferred Stockholder that exercises its right to convert its shares of Series E Preferred Stock into Common Stock shall deliver the Preferred Certificate, duly endorsed or assigned in blank to the Corporation, during regular business hours, at the office of the transfer agent of the Corporation, if any, at the principal place of business of the Corporation or at such other place as may be designated by the Corporation.

                    (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the Common Certificate(s) are to be issued. Such conversion shall be deemed to have been effected on the date when the aforesaid delivery is made.

                    (iii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, the Common Certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a cash payment for any fractional interest in a share of Common Stock, as provided in Section E.7(c) hereof, and for any accrued but unpaid cumulative dividends and any declared but unpaid dividends, payable with respect to the converted shares of Series E Preferred Stock, up to and including the Conversion Date or the Closing Date, as the case may be.

                    (iv) The person in whose name each Common Certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided, that the Series E Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

                    (v) Upon conversion of only a portion of the shares of Series E Preferred Stock covered by a Preferred Certificate, the Corporation, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new certificate representing the number of unconverted shares of Series E Preferred Stock from the Preferred Certificate so surrendered.

                                      60.

               c.   Issuance of Common Stock on Conversion.

                    (i) If a Series E Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred Stock so surrendered.

                    (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Series E Preferred Stock. The Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.

               d. Conversion Price; Adjustment. The "Series E Preferred Conversion Price" with respect to the Series E Preferred Stock shall initially be equal to the Series E Preferred Original Purchase Price and shall be subject to adjustment from time to time as follows:

                    (i) If the Corporation shall at any time after the Series E Preferred Original Issuance Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Series E Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Series E Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                    (ii) If, at any time after the Series E Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Series E Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (iii) If, at any time after the Series E Preferred Original Issuance Date, an Extraordinary Transaction is consummated, the Series E Preferred Conversion Price with respect to the Series E Preferred Stock outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series E Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series E Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section E.7(d)(iii) shall similarly apply to successive Extraordinary Transactions.

                                      61.

                    (iv) All calculations under this Section E.7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                    (v) In any case in which the provisions of this Section E.7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section E.7(c) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

               e.   Notice of Adjustments.

                    (i) Whenever the Series E Preferred Conversion Price shall be adjusted as provided in Section E.7(d) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Series E Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Series E Preferred Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series E Preferred Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section E.7(e)(ii) hereof.

                    (ii) In the event the Corporation shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (ii) or (iii) of Section E.7(d) hereof, the Corporation shall give notice to each Series E Preferred Stockholder, in the manner set forth in Section E.7(e)(i) hereof, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series E Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series E Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give notice under this Section E.7(e)(ii), or any defect therein, shall not affect the legality or validity of any such action.

               f. Transfer Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or

                                      62.

delivery of shares of capital stock of the Corporation upon conversion of any shares of Series E Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series E Preferred Stock in respect of which such shares are being issued.

               g. Reservation of Common Stock. The Corporation shall at all times reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series E Preferred Stock.

               h. Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          8.   Miscellaneous.

               a. Shares of Series E Preferred Stock are not entitled to a right of redemption by the Company.

               b. Shares of Series E Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

               c. The shares of the Series E Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Seventh Restated Certificate of Incorporation of the Corporation.

     PART F. Common Stock.

          1.   Common Stock.

               a. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no holder of Common Stock shall be entitled to more than one (1) vote per share.

               b. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of any class or series of capital stock having a preference over the Common Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets

                                      63.
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lawfully available therefor, and (b) in the event of any distribution of assets upon a Liquidation, the right to receive ratably and equally along with the holders of the Series A Preferred Stock in accordance with Section A.4 hereof, the holders of the Series B Preferred Stock in accordance with Section B.4 hereof, the holders of the Series D Preferred Stock in accordance with Section
D.4 hereof, and the holders of any other capital stock then entitled to participate, all the assets and funds of the Corporation remaining after the payment of all claims and obligations of the Corporation, as provided by the General Corporation Law.

     PART G. Definitions.

          1. As used in Article III of this Seventh Restated Certificate of Incorporation, the following terms shall have the meanings provided therefor below or elsewhere in this Seventh Restated Certificate of Incorporation as referred to below:

          "Closing Date" shall mean the date of the closing of the Corporation's first Public Offering.

          "Common Certificate" shall mean the certificate(s) for the shares of Common Stock issued upon the conversion of Series Preferred Stock.

          "Common Stock" shall have the meaning set forth Section 1 of this
Article III.

          "Common Stockholders" shall mean the holders of Common Stock.

          "Conversion Date" shall mean the date on which any Series Preferred Stockholder delivers a Preferred Certificate for conversion into Common Stock in accordance with Sections A.7(b)(ii), B.7(b)(ii), C.7(b)(ii), D.7(b)(ii) or E.7(b)(ii) hereof.

          "Current Market Price" of one share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty (30) business day period) as follows:

               a. If the Common Stock is listed or admitted for trading on a national securities exchange, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

               b. If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or, if there is no such sale price, the average of the last reported bid and asked prices, as reported by the Nasdaq on such day.

               c. If, on any day in question, the security shall not be listed or admitted to trading on a national securities exchange or quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National

                                      64.
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Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

               d. If the Common Stock is not traded in such manner that the quotations referred to in this definition are available for the period required hereunder, the Current Market Price shall be determined by the Board of Directors of the Corporation.

          "Dilutive Issuance" shall mean an issuance of any shares of Common Stock (which term, for purposes of this definition, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Series Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities), other than Excluded Stock, for a consideration per share less than the applicable Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series D Preferred Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities.

          "Event of Noncompliance" shall be as defined in the Stockholders' Agreement.

          "Excluded Stock" shall mean:

               a. Common Stock issued upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

               b. Securities issued pursuant to the acquisition of another corporation, partnership, joint venture, trust or other entity by the Corporation by merger, consolidation, stock acquisition, reorganization, or otherwise whereby the Corporation, or its shareholders of record immediately prior to the effectiveness of such transaction, directly or indirectly own at least the majority of the voting power of such other entity or the resulting or surviving corporation immediately after such transaction;

               c. Common Stock issued to employees, consultants or others who provide services to the Corporation, pursuant to any options to purchase or rights to subscribe for such Common Stock granted pursuant to an option or rights plan, agreement or arrangement approved by the Corporation's Board of Directors, but not to exceed 19,975,624 shares of Common Stock, giving effect to appropriate adjustment to prevent dilution thereof;

               d. Common Stock issued upon exercise of options granted pursuant to the Restricted Stock Option Agreements (as defined in the Stockholders' Agreement);

               e. Common Stock issued in transactions described in Sections A.7(d)(ii)-(iii), B.7(d)(ii)-(iii), C.7(d)(i)-(ii), D.7(d)(ii)-(iii) or
E.7(d)(ii)-(iii) hereof;

               f. (i) The warrant issued to Comdisco, Inc. to initially acquire up to 501,000 shares of Series A Preferred Stock, (ii) up to 501,000 shares of Series A Preferred Stock issuable in connection with the exercise of the warrant, and (iii) the Common Stock into which such Series A Preferred Stock is convertible;

                                      65.

               g. The warrants issued to the holders of Series I Preferred Stock previously issued by the Corporation, in connection with the issuance of Series I Preferred Stock, to acquire 100,000 shares of Common Stock and the issuance of the shares of Common Stock in connection with the exercise of the warrants;

               h. The warrants issued to the parties to the Loan Agreement with the Corporation dated January 12, 1996 to acquire up to 450,000 shares of Common Stock and the issuance of Common Stock in connection with the exercise of the warrants;

               i. (a) Up to 18,939,394 shares of Series B Preferred Stock issued pursuant to the Series B Stock Purchase Agreement, (b) up to 5,818,184 shares of Series B Preferred Stock issued pursuant to options therein, and (c) the Common Stock into which such Series B Preferred Stock is convertible; and

               j. (a) Up to 24,809,555 shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement and (b) the Common Stock into which such Series D Preferred Stock is convertible.

               k. (a) Up to 5,555,556 shares of Series E Preferred Stock issued pursuant to the Series E Stock Purchase Agreement and (b) the Common Stock into which such Series E Preferred Stock is convertible.

               l. Common Stock issued to Novartis Agribusiness Biotechnology Research, Inc. or its assigns upon the occurrence of an underwritten initial public offering of the Corporation pursuant to that certain Stock Purchase Agreement between the Corporation and Novartis Agribusiness Biotechnology Research, Inc. dated as of the Series E Preferred Original Issuance Date.

          "Extraordinary Transaction" shall mean any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger which has been treated as a Liquidation under Sections A.5, B.5, C.5, D.5 and E.5 hereof or in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights (or the qualifications, limitations or restrictions, if any) of the Series Preferred Stock).

          "Liquidation" shall mean any liquidation, dissolution or winding-up of the affairs of the Corporation.

          "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotations System.

          "1997 Equity Incentive Plan" shall mean the Corporation's 1997 Equity Incentive Plan, as the same may be amended from time to time.

                                      66.
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          "Option Plan" shall mean the Corporation's Restated 1994 Employee
Incentive and Non-Qualified Stock Option Plan, as amended.

          "Preferred Stock" shall have the meaning set forth Section 1 of this
Article III.

          "Preferred Certificate" shall mean the certificate(s) of Series Preferred Stock delivered for conversion into Common Stock pursuant to Sections A.7(b)(i), B.7(b)(i), C.7(b)(i), D.7(b)(i) or E.7(b)(i) hereof.

          "Preferred Directors" shall mean the directors of the Corporation which the Series A, Series B, Series C and Series D Preferred Stockholders have the right to elect pursuant to Sections A.6(b)(i), B.6(b)(i), C.6(b)(i) and D.6(b)(i) hereof.

          "Proportional Adjustment" shall mean an adjustment made to the price of the Series Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, such that the price of one share of the Series Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series Preferred Stock with respect thereto upon the effectiveness of such change.

          "Public Offering" shall mean an Underwritten Offering by the Corporation of authorized but unissued shares of Common Stock at a price per share of not less than $3.00 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) resulting in gross proceeds to the Corporation (before deducting underwriting commissions and expenses of the offering) of not less than $25,000,000.

          "Redemption Date" shall mean the date fixed for any redemption pursuant to Sections A.8(c), B.8(c), C.8(c) or D.8(c) hereof.

          "Redemption Notice" shall mean a request for redemption of the Series Preferred Stockholders pursuant to Sections A.8(a), B.8(a), C.8(a) or D.8(a) hereof.

          "Redemption Payment" shall mean the redemption payment to which a Series A Preferred Stockholder is entitled pursuant to Section A.8 hereof, a Series B Preferred Stockholder is entitled pursuant to Section B.8 hereof, a Series C Preferred Stockholder is entitled pursuant to Section C.8 hereof or a Series D Preferred Stockholder is entitled pursuant to Section D.8 hereof.

          "Requesting Holders" shall mean the Series Preferred Stockholders making a request for redemption pursuant to Sections A.8(a), B.8(a), C.8(a) or D.8(a) hereof.

          "Securities Act" shall mean the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder.

          "Series A Preferred Conversion Price" shall have the meaning set forth in Section A.7(d) hereof.

                                      67.
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          "Series A Preferred Fifth Anniversary Date" shall mean the fifth (5th)
anniversary of the Series A Preferred Original Issuance Date.

          "Series A Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series A Preferred Stock.

          "Series A Preferred Original Purchase Price" shall mean $1.00 per share, subject to Proportional Adjustment.

          "Series A Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series A Preferred Stockholders" shall mean the holders of the outstanding shares of Series A Preferred Stock.

          "Series B Preferred Conversion Price" shall have the meaning set forth in Section B.7(d) hereof.

          "Series B Preferred Fifth Anniversary Date" shall mean the fifth (5th) anniversary of the Series B Preferred Original Issuance Date.

          "Series B Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series B Preferred Stock.

          "Series B Preferred Original Purchase Price" shall mean $0.66 per share, subject to Proportional Adjustment.

          "Series B Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series B Preferred Stockholders" shall mean the holders of the outstanding shares of Series B Preferred Stock.

          "Series B Stock Purchase Agreement" shall mean the Stock Purchase Agreement for the sale of Series B Preferred Stock dated as of May 13, 1996, as amended by the Amendment to Stock Purchase Agreement dated as of May 13, 1996.

          "Series C Preferred Liquidation Preference" shall mean the fair value, as determined by the Board of Directors of the Corporation in its reasonable discretion, of the Corporation's intellectual property rights in the genes and gene sequences developed by the Corporation pursuant to the Collaboration Agreement dated as of January 2, 1997, as amended between the Corporation and Finnfeeds International Limited.

          "Series C Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series C Preferred Stock.

          "Series C Preferred Original Purchase Price" shall mean $2.25 per share, subject to Proportional Adjustment.

                                      68.

          "Series C Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series C Preferred Stockholders" shall mean the holders of the outstanding shares of Series C Preferred Stock.

          "Series D Preferred Conversion Price" shall have the meaning set forth in Section D.7(d) hereof.

          "Series D Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series D Preferred Stock.

          "Series D Preferred Original Purchase Price" shall mean $0.85 per share, subject to Proportional Adjustment.

          "Series D Preferred Stock" shall have the meaning set forth Section 1 of this Article III.

          "Series D Preferred Stockholders" shall mean the holders of the outstanding shares of Series D Preferred Stock.

          "Series D Stock Purchase Agreement" shall mean the Stock Purchase Agreement and Agreement and Plan of Reorganization for the sale of Series D Preferred Stock dated as of October 22, 1997.

          "Series E Preferred Liquidation Preference" shall mean an amount equal to the Series D Preferred Original Purchase Price.

          "Series E Preferred Original Issuance Date" shall mean the date of first issuance by the Corporation of a share of Series E Preferred Stock.

          "Series E Preferred Original Purchase Price" shall mean $2.25 per share, subject to Proportional Adjustment.

          "Series E Preferred Stock" shall have the meaning set forth in Section 1 of this Article III.

          "Series E Preferred Stockholders" shall mean the holders of the outstanding shares of Series E Preferred Stock.

          "Series Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, collectively.

          "Series Preferred Stockholders" shall mean the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series C Preferred Stockholders, the Series D Preferred Stockholders and the Series E Preferred Stockholders, collectively.

                                      69.
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          "Stockholders' Agreement" shall mean the Amended and Restated
Stockholders' Agreement among the Corporation and certain Series Preferred Stockholders of the Corporation dated as of the Series E Preferred Original Issuance Date, as may be amended from time to time.

          "Underwritten Offering" shall mean a firm commitment offering by one or more underwriters in an offering registered on Form S-1 under the Securities Act.

          "United States Obligations" shall mean any obligations, the payment of which is backed by the full faith and credit of the United States.

                                  ARTICLE IV.

                               Registered Agent

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE V.

                             Management and Bylaws

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     PART A.

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

          2.   Board of Directors

               a. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1993 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of

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the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. During such time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Section A.2.a of this Article V shall become effective and be applicable only when the corporation is a "listed" corporation within the meaning of Section 301.5 of the CGCL.

               b. In the event that the corporation is unable to have a classified board under applicable law, Section 301.5 of the CGCL, Section A. 2.
a. of this Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

               c. No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the corporation (i) is subject to Section 2115(b) of the CGCL and
(ii) is not or ceases to be a "listed" corporation under Section 301.5 of the CGCL. During this time, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and
(ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          3.   Removal of Directors

               a.   During such time or times that the corporation is subject to
Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire

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number of directors authorized at the time of such director's most recent election were then being elected.

               b.   At any time or times that the corporation is not subject to
Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section A. 3. a. above shall no longer apply and removal shall be as provided in
Section 141(k) of the General Corporation Law.

          4.   Vacancies

               a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

               b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

               c.   At any time or times that the corporation is subject to
Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

                    (i) Any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

                    (ii) The Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.

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     PART B.

          1.   Bylaw Amendments

               Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

          2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

          3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                  ARTICLE VI.

                            Limitation of Liability

     PART A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     PART B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times the corporation is subject to Section 2115(b) to the limits on such excess indemnification set forth in Section 204 of the CGCL.

     PART C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

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                                 ARTICLE VII.

                             Amendment and Repeal

     PART A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     PART B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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     In Witness Whereof, the undersigned has caused this Seventh Restated
Certificate of Incorporation to be duly executed on behalf of the Corporation on December __, 1998.

                                     Diversa Corporation

                                     By:___________________________________
                                        Jay M. Short, Ph.D.
                                        President and Chief Executive Officer

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